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                                                               Exhibit 23.1










                    CONSENT TO INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of The Advest Group, Inc. on Form S-8 of our reports dated October 27, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. as of September 30, 1994 and 1993, and for each of the three years in the period ended September 30, 1994, which reports are included in the Annual Report on Form 10-K for the year ended September 30, 1994.


/s/COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
June 19, 1995